Exhibit 5.1

Hogan Lovells Cadwalader US LLP Columbia Square 555 Thirteenth Street, NW Washington, DC 20004 T: +1 202 637 5600 F: +1 202 637 5910 www.hlc.com

September 8, 2026

Board of Trustees

Public Storage

2811 Internet Boulevard

Frisco, TX 75034

Board of Trustees

Public Storage Operating Company

2811 Internet Boulevard

Frisco, TX 75034

Board of Directors

PS Canada Finance ULC

2811 Internet Boulevard

Frisco, TX 75034

To the addressees referred to above:

We are acting as counsel to Public Storage, a Maryland real estate investment trust (“Parent”), Public Storage Operating Company, a Maryland real estate investment trust (“PSOC”), and PS Canada Finance ULC, an Alberta unlimited liability corporation (“PS Canada”), in connection with Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to the registration statement on Form S-3 (File No. 333-283556) (as amended by the Post-Effective Amendment, the “Registration Statement”), filed with the Securities and Exchange Commission relating to the proposed public offering of an unlimited amount of one or more series of (a) the following securities of Parent: (i) common shares of beneficial interest, par value $0.10 per share (the “Common Shares”), (ii) preferred shares of beneficial interest, par value $0.01 per share (the “Preferred Shares”), (iii) depositary shares (the “Depositary Shares”) representing interests in Preferred Shares or equity shares of beneficial interest, par value $0.01 per share (the “Equity Shares”), (iv) warrants to purchase Common Shares (the “Common Share Warrants”), (v) warrants to purchase Preferred Shares (the “Preferred Share Warrants”), (vi) warrants to purchase Equity Shares (the “Equity Share Warrants”), (vii) warrants to purchase PSOC Debt Securities or PS Canada Debt Securities, each as defined below (the “Debt Warrants” and together with the Common Share Warrants, Preferred Share Warrants and Equity Share Warrants, the “Warrants”),

Hogan Lovells Cadwalader US LLP is a limited liability partnership registered in the state of Delaware. “Hogan Lovells Cadwalader” is an international legal practice that includes Hogan Lovells Cadwalader International LLP and Hogan Lovells Cadwalader US LLP, with offices in: Alicante Amsterdam Baltimore Beijing Berlin Birmingham Boston Brussels Charlotte Colorado Springs Denver Dubai Dublin Dusseldorf Frankfurt Hamburg Hanoi Ho Chi Minh City Hong Kong Houston London Los Angeles Luxembourg Madrid Mexico City Miami Milan Minneapolis Monterrey Munich New York Northern Virginia Paris Philadelphia Riyadh Rome San Francisco São Paulo Shanghai Silicon Valley Singapore Tokyo Washington, D.C. Associated Offices: Jakarta Shanghai FTZ. Business Services Centers: Johannesburg Louisville. For more information see www.hlc.com.

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(viii) units consisting of any combination of one or more of the securities described in the prospectus forming a part of the Registration Statement, and which may include debt obligations of third parties, such as U.S. Treasury securities (the “Units”) and (ix) guarantees of each of PSOC’s and PS Canada’s debt securities (the “Parent Guarantees” and, together with the Common Shares, Preferred Shares, Depositary Shares, Equity Shares, Warrants, and Units, the “Parent Securities”), (b) the following securities of PSOC: (i) debt securities (“PSOC Debt Securities”) and (ii) guarantees of PS Canada’s debt securities (the “PSOC Guarantees” and together with the PSOC Debt Securities, the “PSOC Securities”), and (c) debt securities of PS Canada (“PS Canada Debt Securities” and, together with the Parent Securities and the PSOC Securities, the “Securities”), all of which may be sold from time to time and on a delayed or continuous basis, as set forth in the prospectus which forms a part of the Registration Statement, and as to be set forth in one or more supplements to the prospectus. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including pdfs). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

For purposes of this opinion letter, we have assumed that (i) the issuance, sale, amount and terms of any Securities to be offered from time to time will have been duly authorized and established by proper action of the board of trustees of Parent, the board of trustees of PSOC, and the board of directors of PS Canada, as applicable, or a duly authorized committee of such boards (“Board Action”) consistent with the procedures and terms described in the Registration Statement and in accordance with, in the case of Parent, Parent’s Articles of Amendment and Restatement of Declaration of Trust and Amended and Restated Bylaws and applicable Maryland law, in the case of PSOC, PSOC’s Articles of Amendment and Restatement of Declaration of Trust and Amended and Restated Bylaws and applicable Maryland law, and in the case of PS Canada, PS Canada’s Articles of Incorporation and By-laws and Canadian law, in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on Parent, PSOC or PS Canada, as applicable, or otherwise impair the legal or binding nature of the obligations represented by the applicable Securities; (ii) at the time of offer, issuance and sale of any Securities, the Registration Statement shall have become effective under the Securities Act of 1933, as amended (the “Act”), and no stop order suspending its effectiveness will have been issued and remain in effect; (iii) any PSOC Debt Securities and related Parent Guarantees will be issued pursuant to the indenture, dated as of September 18, 2017, between Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee, or any successor trustee, and Parent, as amended by the Sixteenth Supplemental Indenture, dated as of August 14, 2023, among PSOC, as issuer, Parent, as guarantor, and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee, as supplemented, or any other indenture for PSOC Debt Securities and Parent Guarantees filed in an amendment to the Registration Statement with a qualified trustee named therein;

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(iv) any PS Canada Debt Securities and related Parent Guarantees and PSOC Guarantees will be issued pursuant to an indenture for PS Canada Debt Securities substantially in the form of such indenture filed as Exhibit 4.28 to the Registration Statement, with items shown in such exhibit as subject to completion completed in a satisfactory manner; (v) the indenture under which any PSOC Debt Securities or PS Canada Debt Securities (collectively, the “Debt Securities”) are issued will be qualified under the Trust Indenture Act of 1939, as amended; (vi) any Debt Warrants will be issued under one or more debt warrant agreements, each to be between Parent and a financial institution identified therein as a warrant agent; (vii) any Preferred Share Warrants will be issued under one or more equity warrant agreements, each to be between Parent and a financial institution identified therein as a warrant agent; (viii) any Common Share Warrants will be issued under one or more equity warrant agreements, each to be between Parent and a financial institution identified therein as a warrant agent; (ix) any Equity Share Warrants will be issued under one or more equity warrant agreements, each to be between Parent and a financial institution identified therein as a warrant agent; (x) prior to any issuance of Preferred Shares or Depositary Shares, appropriate articles supplementary shall be filed and accepted for record by the Maryland State Department of Assessments and Taxation; (xi) any Depositary Shares will be issued under the master deposit agreement filed as an exhibit to the Registration Statement (the “Deposit Agreement”); (xii) if being sold by the issuer thereof, the Securities will be delivered against payment of valid consideration therefor and in accordance with the terms of the applicable Board Action authorizing such sale and any applicable underwriting agreement or purchase agreement and as contemplated by the Registration Statement and/or the applicable prospectus supplement; (xiii) Parent and PSOC will remain Maryland real estate investment trusts; (xiv) PS Canada will remain an Alberta unlimited liability corporation; and (xv) the Parent Securities will not be issued in violation of the ownership limit contained in Parent’s Articles of Amendment and Restatement of Declaration of Trust.

To the extent that the obligations of Parent, PSOC or PS Canada with respect to the Securities may be dependent upon such matters, we assume for purposes of this opinion that the other party under the indenture for any Debt Securities, Parent Guarantees or PSOC Guarantees, under the warrant agreement for any Warrants, under the Deposit Agreement for any Depositary Shares and under the unit agreement for any Units, namely, the trustee, the warrant agent, the depositary or the unit agent, respectively, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party is duly qualified to engage in the activities contemplated by such indenture, warrant agreement, Deposit Agreement, or unit agreement, as applicable; that such indenture, warrant agreement, Deposit Agreement, or unit agreement, as applicable, has been duly authorized, executed and delivered by the other party and constitutes the legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party is in compliance with respect to performance of its obligations under such indenture, warrant agreement, Deposit Agreement, or unit agreement, as applicable, with all applicable laws, rules and regulations; and that such other party has the requisite organizational and legal power and authority to perform its obligations under such indenture, warrant agreement, Deposit Agreement, or unit agreement, as applicable.

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This opinion letter is based as to matters of law solely on the applicable provisions of the following, as currently in effect: (i) as to the opinions given in paragraphs (a), (b) and (c), Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended, and applicable provisions of the Maryland General Corporation Law, as amended; and (ii) as to the opinions given in paragraphs (d), (e), (f), (g), (h), (i) and (j), the laws of the State of New York (but not including any laws, statutes, ordinances, administrative decisions, rules or regulations of any political subdivision below the state level). We express no opinion herein as to any other statutes, rules or regulations (and in particular, we express no opinion as to any effect that such other statutes, rules or regulations may have on the opinions expressed herein).

Based upon, subject to and limited by the foregoing, we are of the opinion that:

(a) The Common Shares (including any Common Shares that are duly issued upon the exchange or conversion of Debt Securities, Preferred Shares or Equity Shares that are exchangeable for or convertible into Common Shares or upon the exercise of Common Share Warrants and, if applicable, receipt by Parent of any additional consideration payable upon such conversion, exchange or exercise), upon due execution and delivery on behalf of Parent of certificates therefor, including global certificates, or the entry of the issuance thereof in the books and records of Parent, as the case may be, will be validly issued, fully paid and nonassessable.

(b) The Preferred Shares (including any Preferred Shares represented by Depositary Shares or that are duly issued upon the exercise of Preferred Share Warrants and receipt by Parent of any additional consideration payable upon such exercise), upon due execution and delivery on behalf of Parent of certificates therefor, including global certificates, or the entry of the issuance thereof in the books and records of Parent, as the case may be, will be validly issued, fully paid and nonassessable.

(c) The Equity Shares represented by Depositary Shares or that are duly issued upon the exercise of Equity Share Warrants (and receipt by Parent of any additional consideration payable upon such exercise), upon due execution and delivery on behalf of Parent of certificates therefor, including global certificates, or the entry of the issuance thereof in the books and records of Parent, as the case may be, will be validly issued, fully paid and nonassessable.

(d) The depositary receipts evidencing the Depositary Shares, upon due issuance against a deposit of duly authorized and validly issued Preferred Shares or Equity Shares in accordance with the Deposit Agreement, will be validly issued and entitle the holders thereof to the rights specified in such depositary receipts and Deposit Agreement.

(e) The Warrants, upon due execution and delivery of a warrant agreement relating thereto on behalf of Parent and the warrant agent named therein and due authentication of the Warrants by such warrant agent, and upon due execution and delivery of the Warrants on behalf of Parent, will constitute valid and binding obligations of Parent.

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(f) The PSOC Debt Securities (including any PSOC Debt Securities duly issued upon the exercise of Debt Warrants), upon due execution and delivery of an indenture relating thereto on behalf of PSOC and the applicable trustee named therein, and upon authentication by such trustee and due execution and delivery on behalf of PSOC, in accordance with the applicable indenture and any supplemental indenture relating thereto, will constitute valid and binding obligations of PSOC.

(g) Assuming due execution, authentication, issuance and delivery of the PSOC Debt Securities pursuant to the terms of the indenture and any supplemental indenture relating thereto, the Parent Guarantees relating thereto will constitute valid and binding obligations of Parent.

(h) The PS Canada Debt Securities (including any PS Canada Debt Securities duly issued upon the exercise of Debt Warrants), upon due execution and delivery of an indenture relating thereto on behalf of PS Canada and the applicable trustee named therein, and upon authentication by such trustee and due execution and delivery on behalf of PS Canada, in accordance with the applicable indenture and any supplemental indenture relating thereto, will constitute valid and binding obligations of PS Canada.

(i) Assuming due execution, authentication, issuance and delivery of the PS Canada Debt Securities pursuant to the terms of the indenture and any supplemental indenture relating thereto, the Parent Guarantees and the PSOC Guarantees relating thereto will constitute valid and binding obligations of Parent and PSOC, respectively.

(j) The Units, upon due execution and delivery of a unit agreement relating thereto on behalf of Parent, and upon due execution and delivery of such Units and the underlying Debt Securities and/or Warrants that are components of such Units in accordance with the applicable unit agreement and the applicable indenture (in the case of underlying Debt Securities), and/or warrant agreement (in the case of underlying Warrants), and assuming that any underlying Securities not issued by Parent that are components of such Units have been duly and properly authorized for issuance and constitute valid and binding obligations enforceable against the issuer thereof in accordance with their terms, such Units will constitute valid and binding obligations of Parent.

The opinions expressed in paragraphs (d), (e), (f), (g), (h), (i) and (j) above with respect to the valid and binding nature of obligations may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights and remedies (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances and fraudulent, preferential or voidable transfers) and by the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the Securities are considered in a proceeding in equity or at law), including, without limitation, principles limiting the availability of specific performance and injunctive relief.

This opinion letter has been prepared for use in connection with the Registration Statement. We assume no obligation to advise of any changes in the foregoing subsequent to the effective date of the Registration Statement.

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We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Act.

Very truly yours,

/s/ Hogan Lovells Cadwalader US LLP

HOGAN LOVELLS CADWALADER US LLP